Exhibit 16.1

October 26, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Elite Express Holding Inc.
CIK Number: 0002053641

Dear Commissioners:

We have read the statements included under Item 4.01 of Elite Express Holding Inc’s (“Registrant”) Current Report on Form 8-K filed December 5, 2025, as amended by Amendment No. 1 on Form 8-K/A dated October 26, 2026. We are in agreement with the statements contained therein as it pertains to our firm. We are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ Golden Eagle CPAs LLC

Bedminster, New Jersey